UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): May 28, 2010

KeyOn Communications Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33842	74-3130469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11742 Stonegate Circle Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 998-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 REGISTRANT’S BUSINESS AND OPERATIONS

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 28, 2010, KeyOn Communications Holdings, Inc. (“KeyOn” or “the Company”) completed its acquisition of Dynamic Broadband Corporation (“DYBB”), upon the satisfaction of certain closing conditions as described in the Asset Purchase and Sale Agreement, and as further described on Form 8-K filed on May 4, 2010. At Closing, as consideration for these acquired assets, KeyOn issued 2,005,306 shares of common stock of the Company and either assumed or repaid obligations totaling approximately $381,000. The balance of the consideration is subject to a net working capital calculation, which is expected to be approximately less than ten percent of the total purchase price. The Company anticipates determining this adjustment prior to June 15, 2010.

A copy of the press release is attached hereto as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information required to be disclosed under this Item 3.02 is set forth above under Item 2.01.

The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 promulgated by the Securities and Exchange Commission thereunder.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.	The press release dated June 2, 2010 is attached to this report as Exhibit 99 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYON COMMUNICATIONS HOLDINGS, INC.

Dated: June 2, 2010	By:	/s/ Jonathan Snyder
Name: Jonathan Snyder
Title: Chief Executive Office